EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of OncoGenex Pharmaceuticals, Inc. (formerly Sonus Pharmaceuticals, Inc.) (the “Company”) pertaining to the Amended and Restated Stock Option Plan of OncoGenex Technologies Inc. of our report dated May 21, 2008, except for note 19 which is as of May 28, 2008, with respect to the consolidated financial statements of OncoGenex Technologies Inc., included in the Proxy Statement (Schedule 14A) of the Company, filed with the Securities and Exchange Commission on July 3, 2008.

Vancouver, Canada August 21, 2008	/s/ Ernst & Young LLP Chartered Accountants